                                                                  Exhibit 99

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Financial Security Assurance Holdings Ltd.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity, and cash flows present fairly, in all material respects, the financial position of Financial Security Assurance Holdings Ltd. and Subsidiaries (the Company) at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As indicated in Note 2, the consolidated financial statements at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 have been revised.


            /s/ PricewaterhouseCoopers LLP
            ------------------------------
              PRICEWATERHOUSECOOPERS LLP

New York, New York
January 26, 1999, except for the
restatements and reclassifications section in Note 2 as to which the date is August 4, 1999

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                     December 31,   December 31,
                    ASSETS                               1998           1997
                                                     -----------    -----------
Bonds at market value (amortized cost of
  $1,655,042 and $1,230,479)                         $ 1,708,040    $ 1,268,158
Equity investments at market value (cost of
  $64,292 and $29,430)                                    68,243         30,539
Short-term investments                                    98,554        132,931
                                                     -----------    -----------

     Total investments                                 1,874,837      1,431,628
Cash                                                       3,490         12,475
Deferred acquisition costs                               199,559        171,098
Prepaid reinsurance premiums                             217,096        173,123
Reinsurance recoverable on unpaid losses                   3,907         30,618
Receivable for securities sold                             1,655         20,623
Investment in unconsolidated affiliates                   29,496             --
Other assets                                             114,166         91,599
                                                     -----------    -----------

          TOTAL ASSETS                               $ 2,444,206    $ 1,913,164
                                                     ===========    ===========

LIABILITIES AND MINORITY INTEREST,
REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY

Deferred premium revenue                             $   721,699    $   595,196
Losses and loss adjustment expenses                       63,947         75,417
Deferred federal income taxes                             87,254         82,786
Ceded reinsurance balances payable                        31,502         11,199
Payable for securities purchased                         105,859         72,979
Notes payable                                            230,000        130,000
Minority interest                                         20,388             --
Accrued expenses and other liabilities                   117,421         87,638
                                                     -----------    -----------

          TOTAL LIABILITIES AND MINORITY INTEREST      1,378,070      1,055,215
                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK
Redeemable preferred stock (3,000,000 shares
  authorized; 2,000,000 issued and outstanding;
  par value of $.01 per share)                                20             20
Additional paid-in capital - preferred                       680            680
                                                     -----------    -----------
                                                             700            700
Common stock (50,000,000 shares authorized;
  32,276,301 issued; par value of $.01 per share)            323            323
Additional paid-in capital - common                      733,442        695,993
Accumulated other comprehensive income (net of
  deferred income tax provision of $20,288
  and $13,575)                                            37,678         25,212
Accumulated earnings                                     325,150        222,571
Deferred equity compensation                              43,946         26,181
Less treasury stock at cost (2,372,839 and
  3,521,847 shares held)                                 (75,103)       (95,031)
                                                     -----------    -----------


          TOTAL  SHAREHOLDERS' EQUITY                  1,065,436        875,249
                                                     -----------    -----------

      TOTAL LIABILITIES AND MINORITY INTEREST,
REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY  $ 2,444,206    $ 1,931,164
                                                     ===========    ===========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements. Each year has been revised. See Note 2 section entitled "Restatements and Reclassifications".

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)

                                                           Year Ended December 31,
                                                           -----------------------
REVENUES:                                              1998         1997         1996
                                                    ---------    ---------    ---------
   Net premiums written                             $ 219,853    $ 172,878    $ 121,000

   Increase in deferred premium revenue               (81,926)     (63,367)     (30,552)
                                                    ---------    ---------    ---------

   Premiums earned                                    137,927      109,511       90,448

   Net investment income                               78,823       72,085       65,064

   Net realized gains                                  20,890       11,522        3,189

   Other income                                           474        9,303          297
                                                    ---------    ---------    ---------

                 TOTAL REVENUES                       238,114      202,421      158,998
                                                    ---------    ---------    ---------
EXPENSES:

   Losses and loss adjustment expenses                  3,949        9,156        6,874

   Policy acquisition costs                            35,439       27,962       23,829

   Other operating expenses                            40,631       35,755       22,732
                                                    ---------    ---------    ---------

                 TOTAL EXPENSES                        80,019       72,873       53,435
                                                    ---------    ---------    ---------

Minority interest and equity in earnings of
   unconsolidated affiliates                             (844)          --           --
                                                    ---------    ---------    ---------

INCOME BEFORE INCOME TAXES                            157,251      129,548      105,563
                                                    ---------    ---------    ---------
Provision (benefit) for income taxes:

   Current                                             44,140       22,966       15,817

   Deferred                                            (2,245)      11,898       11,721
                                                    ---------    ---------    ---------

   Total provision                                     41,895       34,864       27,538
                                                    ---------    ---------    ---------

      NET INCOME                                      115,356       94,684       78,025

   OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:

      Unrealized gains (losses) on securities:

         Unrealized holding gains (losses)
            arising during period (net of
            deferred income tax provision
            (benefit) of $14,024, $12,701 and
            $(4,708))                                  26,045       23,587       (8,744)

         Less: reclassification adjustment for
            gains included in net income (net
            of deferred income tax provision
            of $7,311, $4,033 and $1,116)             (13,579)      (7,489)      (2,073)
                                                    ---------    ---------    ---------

         Other comprehensive income (loss)             12,466       16,098      (10,817)
                                                    ---------    ---------    ---------

      COMPREHENSIVE INCOME                          $ 127,822    $ 110,782    $  67,208
                                                    =========    =========    =========
      As based upon net income:

        Basic earnings per common share             $    3.96    $    3.16    $    2.55
                                                    =========    =========    =========
        Diluted earnings per common share           $    3.77    $    3.06    $    2.52
                                                    =========    =========    =========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements. Each year has been revised. See Note 2 section entitled "Restatements and Reclassifications".

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  (Dollars in thousands, except per share data)

                                                   Additional    Unrealized
                                                     Paid-In        Gain                      Deferred
                                        Common      Capital -    (Loss) on    Accumulated      Equity       Treasury
                                         Stock        Common     Investments    Earnings    Compensation      Stock         Total
                                         -----        ------     -----------    --------    ------------      -----         -----
BALANCE, December 31, 1995                $323       $696,253      $19,931      $72,410       $  6,504       $(18,174)     $777,247

Net income for the year                                                          78,025                                      78,025

Net change in accumulated comprehensive
   income (net of deferred
   income tax benefit of $5,823)                                   (10,817)                                                 (10,817)

Dividends paid on common
   stock ($0.35 per share)                                                      (10,536)                                    (10,536)

Deferred equity compensation                                                                     5,565                        5,565

Purchase of 1,529,131 shares of
   common stock                                                                                               (40,611)      (40,611)

Other common stock transactions                        (1,135)                                                               (1,135)

Adjustment to prior-year disposal of
   Subsidiary                                                                        87                                          87
                                          ----       --------      -------      --------       -------       --------    ----------

BALANCE, December 31, 1996                 323        695,118        9,114      139,986         12,069        (58,785)      797,825

Net income for the year                                                          94,684                                      94,684

Net change in accumulated comprehensive
   income (net of deferred
   income taxes of $8,667)                                          16,098                                                   16,098

Dividends paid on common stock
   ($0.405 per share)                                                           (12,099)                                    (12,099)

Deferred equity compensation                                                                    17,781                       17,781

Deferred equity payout                                    187                                   (3,287)           56         (3,044)

Purchase of 162,573 shares of
   common stock                                                                                                (5,434)       (5,434)

Issuance of 125,106 shares of treasury
   stock for options exercised                            688                                     (382)         3,042         3,348

Forward share settlements with
   counterparties                                                                                             (33,910)      (33,910)
                                          ----       --------      -------      --------       -------       --------    ----------

BALANCE, December 31, 1997                 323        695,993       25,212      222,571         26,181        (95,031)      875,249

Net income for the year                                                         115,356                                     115,356

Net change in accumulated comprehensive
   income (net of deferred
   income taxes of $6,713)                                          12,466                                                   12,466

Dividends paid on common stock
   ($0.44 per share)                                                            (12,777)                                    (12,777)

Deferred equity compensation                                                                    23,970                       23,970

Deferred equity payout                                    750                                   (6,371)           204        (5,417)

Purchase of 496,940 shares of
   common stock                                                                                               (23,907)      (23,907)

Issuance of 1,632,653 shares of treasury
   stock for XL stock                                  36,721                                                  43,279        80,000

Issuance of 13,295 shares of treasury
   stock for options exercised                            (22)                                     166            352           496
                                          ----       --------      -------      --------       -------       --------    ----------

BALANCE, December 31, 1998                $323       $733,442      $37,678      $325,150       $43,946       $(75,103)   $1,065,436
                                          ====       ========      =======      ========       =======       ========    ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements. Each year has been revised. See Note 2 section entitled "Restatements and Reclassifications".

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                                  Year Ended December 31,
                                                                  -----------------------
                                                             1998           1997           1996
                                                         -----------    -----------    -----------
Cash flows from operating activities:
   Premiums received, net                                $   247,229    $   171,145    $   124,540
   Policy acquisition and other operating expenses
      paid, net                                              (53,306)       (43,279)       (32,266)
   Recoverable advances received (paid)                        1,473         (7,629)        10,213
   Losses and loss adjustment expenses recovered
      (paid)                                                  10,989         (6,463)       (15,473)
   Net investment income received                             70,146         65,662         63,533
   Federal income taxes paid                                 (54,020)       (19,797)       (34,595)
   Interest paid                                              (9,614)        (5,158)        (2,115)
   Other                                                      (1,623)        (2,017)        (4,253)
                                                         -----------    -----------    -----------

          Net cash provided by operating activities          211,274        152,464        109,584
                                                         -----------    -----------    -----------

Cash flows from investing activities:
   Proceeds from sales of bonds                            1,908,098      1,074,658      1,117,473
   Proceeds from sales of equity investments                  33,613          3,568             --
   Proceeds from maturities of bonds                              --         32,468          2,965
   Purchases of bonds                                     (2,257,947)    (1,229,612)    (1,141,688)
   Purchases of equity investments                           (48,475)       (24,662)        (8,336)
   Net gain on sale of subsidiaries                               --          7,986             --
   Purchases of property and equipment                        (1,168)        (3,097)        (2,188)
   Net decrease (increase) in short-term
      investments                                             39,513        (55,551)       (18,586)
   Other investments                                         (14,610)            --             --
                                                         -----------    -----------    -----------

          Net cash used for investing activities            (340,976)      (194,242)       (50,360)
                                                         -----------    -----------    -----------

Cash flows from financing activities:
   Issuance of notes payable, net                             96,850        125,905             --
   Repayment of notes payable                                     --        (30,000)            --
   Dividends paid                                            (12,777)       (12,099)       (10,536)
   Treasury stock, net                                       (23,686)       (36,246)       (41,660)
   Issuance of stock for acquisition of subsidiary (a)        60,000             --             --
   Other                                                         330         (1,453)            --
                                                         -----------    -----------    -----------
          Net cash provided by (used for) financing
                 Activities                                  120,717         46,107        (52,196)
                                                         -----------    -----------    -----------

Net increase (decrease) in cash                               (8,985)         4,329          7,028

Cash at beginning of year                                     12,475          8,146          1,118
                                                         -----------    -----------    -----------

Cash at end of year                                      $     3,490    $    12,475    $     8,146
                                                         ===========    ===========    ===========

                                    Continued

(a) The Company exchanged $20,000 of its stock at fair market value for $20,000 of XL stock at fair market value. The accompanying Notes to Consolidated Financial Statements are an integral part of these statements. Each year has been revised. See Note 2 section entitled "Restatements and Reclassifications".

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                             (Dollars in thousands)

                                                           Year Ended December 31,
                                                      --------------------------------
                                                        1998        1997        1996
                                                        ----        ----        ----
Reconciliation of net income to net cash flows from
   operating activities:

Net income                                            $115,356    $ 94,684    $ 78,025

   Increase in accrued investment income                (3,613)     (2,504)       (578)

   Increase in deferred premium revenue and related
      foreign exchange adjustment                       82,530      62,101      29,622

   Increase in deferred acquisition costs              (28,461)    (24,865)    (13,282)

   Increase (decrease) in current federal income
      taxes payable                                     (1,674)      7,891      (7,368)

   Increase (decrease) in unpaid losses and loss
      adjustment expenses                               15,240       2,596      (8,023)

   Increase in amounts withheld for others                  82         133          52

   Provision (benefit) for deferred income taxes        (2,245)     15,170      11,721

   Net realized gains on investments                   (20,890)    (11,522)     (3,189)

   Deferred equity compensation                         17,765      14,299       5,565

   Depreciation and accretion of bond discount          (4,523)     (2,802)     (1,735)

   Minority interest and equity in earnings of
      unconsolidated affiliates                            844          --          --

   Net gain on sale of subsidiaries                         --      (7,986)         --

   Change in other assets and liabilities               40,863       5,269      18,774
                                                      --------    --------    --------

Cash provided by operating activities                 $211,274    $152,464    $109,584
                                                      ========    ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements. Each year has been revised. See Note 2 section entitled "Restatements and Reclassifications".

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1.  ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Holdings Ltd. (the Company) is a holding company incorporated in the State of New York. The Company is principally engaged (through its insurance company subsidiaries) in providing financial guaranty insurance on asset-backed and municipal obligations. The Company's underwriting policy is to insure asset-backed and municipal obligations that it determines would be of investment-grade quality without the benefit of the Company's insurance. The asset-backed obligations insured by the Company are generally issued in structured transactions and are backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The municipal obligations insured by the Company consist primarily of general obligation bonds that are supported by the issuers' taxing power and of special revenue bonds and other special obligations of states and local governments that are supported by the issuers' ability to impose and collect fees and charges for public services or specific projects. Financial guaranty insurance written by the Company guarantees scheduled payments on an issuer's obligation. In the case of a payment default on an insured obligation, the Company is generally required to pay the principal, interest or other amounts due in accordance with the obligation's original payment schedule or, at its option, to pay such amounts on an accelerated basis.

      The Company expects to continue to emphasize a diversified insured portfolio characterized by insurance of both asset-backed and municipal obligations, with a broad geographic distribution and a variety of revenue sources and transaction structures. The Company's insured portfolio consists primarily of asset-backed and municipal obligations originated in the United States, but the Company has also written and continues to pursue business in Europe and the Asia Pacific region.

      At December 31, 1996, the Company was owned 40.4% by U S WEST Capital Corporation (U S WEST), 11.5% by Fund American Enterprises Holdings, Inc. (Fund American), 6.4% by The Tokio Marine and Fire Insurance Co., Ltd. (Tokio Marine) and 41.7% by the public and employees. At December 31, 1997, the Company was owned 42.1% by U S WEST, 12.0% by Fund American, 6.7% by Tokio Marine and 39.2% by the public and employees. On November 3, 1998, the Company issued 1,632,653 common shares out of treasury to XL Capital Ltd (XL), which was named EXEL Limited until February 1999, in exchange for $80,000,000 of XL's common stock in conjunction with the creation of a new subsidiary (see Note 7). At December 31, 1998, the Company was owned 40.5% by MediaOne Capital Corporation (MediaOne), formerly U S WEST, 11.6% by Fund American, 6.4% by Tokio Marine, 5.5% by XL and 36.0% by the public and employees. These percentages are calculated based upon outstanding shares, which are reduced by treasury shares as presented in these financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), which, for the insurance company subsidiaries, differ in certain material respects from the accounting practices prescribed or permitted by insurance regulatory authorities (see Note
5). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the Company's consolidated balance sheets at December 31, 1998 and 1997 and the reported amounts of revenues and expenses in the consolidated statements of income during the years ended December 31, 1998, 1997 and 1996. Such estimates and assumptions include, but are not limited to, losses and loss adjustment expenses and the deferral and amortization of deferred policy acquisition costs. Actual results may differ from those estimates. Significant accounting policies under GAAP are as follows:

      Basis of Presentation

      The consolidated financial statements include the accounts of the Company and its direct and indirect subsidiaries, FSA Portfolio Management Inc., Transaction Services Corporation, Financial Security Assurance Inc. (FSA), FSA Insurance Company, Financial Security Assurance International Ltd., Financial Security Assurance of Oklahoma, Inc. and Financial Security Assurance (U.K.) Limited (collectively, the Subsidiaries). All intercompany accounts and transactions have been eliminated. Certain prior-year balances have been reclassified to conform to the 1998 presentation.

      Investments

      Investments in debt securities designated as available for sale are carried at market value. Equity investments are carried at market value. Any resulting unrealized gain or loss is reflected as a separate component of shareholders' equity, net of applicable deferred income taxes. Except as specified in Note 20, all of the Company's long-term investments are classified as available for sale.

      Bond discounts and premiums are amortized on the effective yield method over the remaining terms of the securities acquired. For mortgage-backed securities, and any other holdings for which prepayment risk may be significant, assumptions regarding prepayments are evaluated periodically and revised as necessary. Any adjustments required due to the resulting change in effective yields are recognized in current income. Short-term investments, which are those investments with a maturity of less than one year at time of purchase, are carried at market value, which approximates cost. Realized gains or losses on sale of investments are determined on the basis of specific identification. Investment income is recorded as earned.

      The Company holds derivative securities, including U.S. Treasury bond futures contracts and call option contracts, that are not accounted for as hedges and are marked-to-market on a daily basis. Any gains or losses are included in capital gains or losses.

      Investments in unconsolidated affiliates are carried on the equity basis (see Note 20).

      Premium Revenue Recognition

      Gross and ceded premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. The amount of risk outstanding is equal to the sum of the par amount of debt insured. Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium that is applicable to coverage of risk to be provided in the future on policies in force. When an insured issue is retired or defeased prior to the end of the expected period of coverage, the remaining deferred premium revenue and prepaid reinsurance premium, less any amount credited to a refunding issue insured by the Company, are recognized.

      Losses and Loss Adjustment Expenses

      A case basis reserve for unpaid losses and loss adjustment expenses is recorded at the present value of the estimated loss when, in management's opinion, the likelihood of a future loss is probable and determinable at the balance sheet date. The estimated loss on a transaction is discounted using current risk-free rates ranging from 5.5% to 6.1%.

      The general reserve is calculated by applying a loss factor to the total net par amount outstanding of the Company's insured obligations over the term of such insured obligations and discounting the result at risk-free rates. The loss factor used for this purpose has been determined based upon an independent rating agency study of bond defaults and the Company's portfolio characteristics and history. The general reserve is available to be applied against future additions or accretions to existing case basis reserves or to new case basis reserves to be established in the future.

      Management of the Company periodically evaluates its estimates for losses and loss adjustment expenses and establishes reserves that management believes are adequate to cover the present value of the ultimate net cost of claims. The reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not differ from such estimates. The Company will, on an ongoing basis, monitor these reserves and may periodically adjust such reserves based on the Company's actual loss experience, its future mix of business, and future economic conditions.

      Deferred Acquisition Costs

      Deferred acquisition costs comprise those expenses that vary with and are primarily related to the production of business, including commissions paid on reinsurance assumed, compensation and related costs of underwriting and marketing personnel, certain rating agency fees, premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Deferred acquisition costs and the cost of acquired business are amortized over the period in which the related premiums are earned. Recoverability of deferred acquisition costs is determined by considering anticipated losses and loss adjustment expenses.

      Federal Income Taxes

      The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods reflected at current income tax rates.

      Earnings per Common Share

      In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, Earnings Per Share (EPS), specifying the computation, presentation and disclosure requirements for EPS (see Note 18). The new standard defines "basic" and "diluted" earnings per share. Basic earnings per share are based on average basic shares outstanding, which is calculated by adding shares earned but not issued under the Company's equity bonus and performance share programs to the average common shares outstanding. Diluted earnings per share are based on average diluted shares outstanding, which is calculated by adding shares contingently issuable under stock options, the performance share program and the Company's redeemable preferred stock to the average basic shares outstanding. All earnings per share have been restated to reflect the adoption of SFAS No. 128.

      Segment Reporting

      In 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishing standards for the way that public business enterprises report information about operating segments in annual and interim financial statements and requiring presentation of a measure of profit or loss, certain specific revenue and expense items and segment assets. The Company has no reportable operating segments as a monoline financial guaranty insurer.

      Restatements and Reclassifications:

      In May 1996, the Company entered into a forward share purchase agreement with two financial institutions, under which it had the ability to acquire up to 1,750,000 shares of its stock for $26.50 plus accumulated financing charges. The Company retained the economic interest in 1,000,000 shares and passed both the economic risk and reward in the remaining 750,000 shares on to a group of the Company's employees and directors, who were required to post collateral against the risk of a decline in market value of the shares

      The Company accounted for the 1,000,000 share obligation under the "permanent equity" provisions of EITF 96-13, which resulted in no impact on the Company's financial statements until the shares were acquired as treasury stock in December 1997. With regard to the 750,000 shares made available to employees and directors, of which 529,122 shares remain outstanding, the Company offset the gain on the forward share agreement against the corresponding increased liability to the employees and directors, resulting in no net impact on the Company's financial statements until settlement. At settlement, the Company's paid-in surplus is credited with the tax savings resulting from the transaction.

      During a review of the Company's shelf registration statement in April 1999, the Securities and Exchange Commission (SEC) staff advised the Company that, in its opinion, the gain on the forward purchase agreement should not be used to offset the additional liability to the employees and directors. After discussion with the SEC staff, the Company has revised its accounting to recognize the liability as incurred and to recognize the offsetting gain on the forward purchase agreement as an addition to paid-in surplus upon settlement (assuming cash settlement).

      The effect of this change in accounting for the forward share purchase agreements was to (decrease) the amounts previously reported as shown below (in thousands, except per share data):

                                        1998              1997          1996
                                        ----              ----          ----
Income before income taxes           ($2,495)          ($8,951)      ($4,208)
Net Income                            (1,622)           (5,818)       (2,735)
EPS - Basic                             (.06)             (.19)         (.09)
EPS - Diluted                           (.05)             (.19)         (.09)
Shareholder's Equity                  (7,300)           (6,411)

      In addition, the Company reclassified the redeemable preferred stock outside of shareholder's equity, which decreased shareholder's equity as of December 31, 1998 and 1997 by $700,000.

      Historically, purchases of tax and loss bonds were treated as charges to current tax expense with a corresponding benefit to deferred taxes by setting up tax and loss bonds as a deferred tax asset (i.e., reduction of the deferred tax liability). These purchases have been reclassified to be treated as prepaid federal income taxes and, as a consequence, tax and loss bonds have been classified as an asset on the balance sheet and not as a reduction of the deferred tax liability. Accordingly, the change had the effect of increasing both assets and liabilities by $38,726,000 and $30,520,000 at December 31, 1998 and 1997, respectively. This reclassification has no effect on the Company's net income or shareholders' equity.

3. INVESTMENTS

      Bonds at amortized cost of $11,481,000 and $11,025,000 at December 31, 1998 and 1997, respectively, were on deposit with state regulatory authorities as required by insurance regulations.

      Consolidated net investment income consisted of the following (in thousands):

                                                 Year Ended December 31,
                                                 -----------------------
                                           1998           1997           1996
                                           ----           ----           ----
Bonds                                    $ 71,888       $ 65,422       $ 61,740

Equity investments                          1,075          1,393            928

Short-term investments                      8,391          7,206          3,966

Investment expenses                        (2,531)        (1,936)        (1,570)
                                         --------       --------       --------

Net investment income                    $ 78,823       $ 72,085       $ 65,064
                                         ========       ========       ========

The credit quality of the fixed-income investment portfolio at December 31, 1998 was as follows:

                                          Percent of Fixed-Income
                   Rating                   Investment Portfolio
           -----------------------      ----------------------------
                     AAA                            66.0%
                      AA                            20.4
                      A                             12.9
                     BBB                             0.4
                    Other                            0.3


      The amortized cost and estimated market value of bonds were as follows (in thousands):

                                                           Gross        Gross
                                           Amortized    Unrealized   Unrealized    Estimated
December 31, 1998                             Cost         Gains       Losses     Market Value
                                              ----         -----       ------     ------------
U.S. Treasury securities and obligations
   of U.S. government corporations
   and agencies                            $  148,669   $    2,432   $     (336)   $  150,765

Obligations of states and political
   subdivisions                             1,041,718       42,265         (637)    1,083,346

Mortgage-backed securities                    266,770        3,920         (190)      270,500

Corporate securities                          164,697        5,539         (463)      169,773

Asset-backed securities                        33,188          494          (26)       33,656
                                           ----------   ----------   ----------    ----------

     Total                                 $1,655,042   $   54,650   $   (1,652)   $1,708,040
                                           ==========   ==========   ==========    ==========

December 31, 1997

U.S. Treasury securities and obligations
   of U.S. government corporations
   and agencies                            $  122,817   $      799   $     (454)   $  123,162

Obligations of states and political
    subdivisions                              777,042       40,187         (135)      817,094

Foreign securities                             48,078           --       (6,126)       41,952

Mortgage-backed securities                    195,567        2,213          (27)      197,753

Corporate securities                           66,014        1,375         (501)       66,888

Asset-backed securities                        20,961          349           (1)       21,309
                                           ----------   ----------   ----------    ----------

     Total                                 $1,230,479   $   44,923   $   (7,244)   $1,268,158
                                           ==========   ==========   ==========    ==========

The change in net unrealized gains (losses) consisted of (in thousands):

                                                     Year Ended December 31,
                                                     -----------------------
                                                   1998       1997       1996
                                                   ----       ----       ----
Bonds                                            $ 15,319   $ 23,657   $(16,640)
Equity investments                                  2,842      1,109         --
Other                                               1,017         --         --
                                                 --------   --------   --------
     Change in net unrealized gains (losses)     $ 19,178   $ 24,766   $(16,640)
                                                 ========   ========   ========

      The amortized cost and estimated market value of bonds at December 31, 1998, by contractual maturity, are shown below (in thousands). Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                                                   Estimated
                                                                Amortized Cost    Market Value
                                                                --------------    ------------
Due in one year or less                                           $    1,002      $    1,006
Due after one year through five years                                137,094         139,642
Due after five years through ten years                               225,259         233,080
Due after ten years                                                  991,729       1,030,156
Mortgage-backed securities (stated maturities of 1 to 30 years)      266,770         270,500
Asset-backed securities (stated maturities of 25 to 30 years)         33,188          33,656
                                                                  ----------      ----------
     Total                                                        $1,655,042      $1,708,040
                                                                  ==========      ==========

      Proceeds from sales of bonds during 1998, 1997 and 1996 were $1,889,130,000, $1,127,749,000 and $1,118,112,000, respectively. Gross gains of
$28,322,000, $12,627,000 and $15,335,000 and gross losses of $8,585,000,
$1,433,000 and $12,146,000 were realized on sales in 1998, 1997 and 1996, respectively.

      Proceeds from sales of equity investments during 1998 and 1997 were $33,613,000 and $3,568,000, respectively. Gross gains of $2,684,000 and $33,000 and gross losses of $1,331,000 and $7,000 were realized on sales in 1998 and 1997, respectively.

      The Company held open positions in U.S. Treasury bond futures contracts with an aggregate notional amount of $57,700,000 and $33,300,000 as of December 31, 1998 and 1997, respectively. The Company also held open positions in Eurodollar futures contracts with an aggregate notional amount of $1,000,000 as of December 31, 1998. Such positions are marked-to-market on a daily basis and, for the years ended December 31, 1998, 1997 and 1996, resulted in net realized gains of $883,000, $190,000 and $923,000, respectively, which are included in gross realized capital gains, above.

4. DEFERRED ACQUISITION COSTS

      Acquisition costs deferred for amortization against future income and the related amortization charged to expenses are as follows (in thousands):

                                                   Year Ended December 31,
                                                   -----------------------
                                                1998        1997        1996
                                                ----        ----        ----

Balance, beginning of period                  $171,098    $146,233    $132,951
                                              --------    --------    --------
Costs deferred during the period:
   Ceding commission income                    (27,693)    (18,956)    (15,956)
   Assumed commission expense                       22          31          38
   Premium taxes                                 8,081       5,554       3,718
   Compensation and other acquisition costs     83,490      66,198      49,311
                                              --------    --------    --------

                    Total                       63,900      52,827      37,111
                                              --------    --------    --------

Costs amortized during the period              (35,439)    (27,962)    (23,829)
                                              --------    --------    --------

Balance, end of period                        $199,559    $171,098    $146,233
                                              ========    ========    ========

5. STATUTORY ACCOUNTING PRACTICES

      GAAP for the Subsidiaries differs in certain significant respects from accounting practices prescribed or permitted by insurance regulatory authorities. The principal differences result from the following statutory accounting practices:

      - Upfront premiums on municipal business are recognized as earned when related principal and interest have expired rather than over the expected coverage period;

      - Acquisition costs are charged to operations as incurred rather than as related premiums are earned;

      - A contingency reserve (rather than a general reserve) is computed based on the following statutory requirements:

            (i) For all policies written prior to July 1, 1989, an amount equal to 50% of cumulative earned premiums less permitted reductions, plus;

            (ii) For all policies written on or after July 1, 1989, an amount equal to the greater of 50% of premiums written for each category of insured obligation or a designated percentage of principal guaranteed for that category. These amounts are provided each quarter as either 1/60th or 1/80th of the total required for each category, less permitted reductions;

      - Certain assets designated as "non-admitted assets" are charged directly to statutory surplus but are reflected as assets under GAAP;

      - Federal income taxes are provided only on taxable income for which income taxes are currently payable, including the purchase of tax and loss bonds;

      - Accruals for deferred compensation are not recognized;

      - Purchase accounting adjustments are not recognized;

      - Bonds are carried at amortized cost;

      - Surplus notes are recognized as surplus rather than a liability.

      A reconciliation of net income for the calendar years 1998, 1997 and 1996 and shareholders' equity at December 31, 1998 and 1997, reported by the Company on a GAAP basis, to the amounts reported by the Subsidiaries on a statutory basis, is as follows (in thousands):

Net Income:                                      1998        1997        1996
                                                 ----        ----        ----
GAAP BASIS                                     $115,356    $ 94,684    $ 78,025
Non-insurance companies net loss (gain)           5,461       5,575       2,830
Premium revenue recognition                     (16,411)    (23,130)     (5,518)
Losses and loss adjustment expenses incurred     12,938       4,653      (2,138)
Deferred acquisition costs                      (28,461)    (24,865)    (12,482)
Deferred income tax provision                       167      16,019      12,321
Current income tax                               (8,206)     (7,994)    (11,410)
Amortization of bonds                                --          56         566
Accrual of deferred compensation, net            33,268      26,681      12,737
Other                                               100         (61)      1,404
                                               --------    --------    --------

STATUTORY BASIS                                $114,212    $ 91,618    $ 76,335
                                               ========    ========    ========

                                                              December 31,
                                                              ------------
Shareholders' Equity:                                     1998          1997
                                                          ----          ----
GAAP BASIS                                             $1,065,436    $  875,249
Non-insurance companies liabilities, net                   39,155        22,611
Premium revenue recognition                               (91,297)      (74,863)
Loss and loss adjustment expense reserves                  47,250        34,313
Deferred acquisition costs                               (199,559)     (171,098)
Contingency reserve                                      (367,454)     (287,694)
Unrealized gain on investments, net of tax                (55,851)      (43,027)
Deferred income taxes                                      95,398        90,387
Tax and loss bonds                                        (38,726)      (30,520)
Accrual of deferred compensation                           70,022        41,451
Surplus notes                                             120,000        50,000
Other                                                     (14,118)      (12,841)
                                                       ----------    ----------

STATUTORY BASIS SURPLUS                                $  670,256    $  493,968
                                                       ==========    ==========

SURPLUS PLUS CONTINGENCY RESERVE                       $1,037,710    $  781,661
                                                       ==========    ==========

6. FEDERAL INCOME TAXES

      The Company and its Subsidiaries (except Financial Security Assurance International Ltd.) file a consolidated federal income tax return. The calculation of each member's tax benefit or liability is controlled by a tax sharing agreement that bases the allocation of such benefit or liability upon a separate return calculation.

      Prior to 1998, purchases of tax and loss bonds were treated as charges to current tax expense with a corresponding benefit to deferred taxes by setting up tax and loss bonds as a deferred tax asset (i.e., reduction of the deferred tax liability). Beginning in 1998, these purchases have been treated as prepaid federal income taxes and, as a consequence, tax and loss bonds have been treated as an asset on the balance sheet and not as a reduction of the deferred tax liability. Accordingly, the change had the effect of increasing both assets and liabilities by $38,726,000 and $30,520,000 at December 31, 1998 and 1997,
respectively. In addition, this change had the effect of increasing the deferred tax provision and decreasing the current tax provision by $8,206,000, $7,994,000, and $11,410,000 for the years ended December 31, 1998, 1997 and
1996, respectively.

      The cumulative balance sheet effects of deferred tax consequences are (in thousands):

                                                               December 31,
                                                               ------------
                                                            1998         1997
                                                            ----         ----
Deferred acquisition costs                                $ 69,079     $ 59,884
Deferred premium revenue adjustments                        10,354        8,424
Unrealized capital gains                                    21,134       15,618
Contingency reserves                                        46,260       38,037
                                                          --------     --------
     Total deferred tax liabilities                        146,827      121,963
                                                          --------     --------

Loss and loss adjustment expense reserves                  (16,613)     (12,009)
Deferred compensation                                      (41,545)     (26,109)
Other, net                                                  (1,415)      (1,059)
                                                          --------     --------
     Total deferred tax assets                             (59,573)     (39,177)
                                                          --------     --------

Total deferred income taxes                               $ 87,254     $ 82,786
                                                          ========     ========

      No valuation allowance was necessary at December 31, 1998 or 1997.

      A reconciliation of the effective tax rate with the federal statutory rate follows:

                                                      Year Ended December 31,
                                                      -----------------------
                                                    1998       1997       1996
                                                    ----       ----       ----
Tax at statutory rate                               35.0%      35.0%      35.0%
Tax-exempt interest                                 (8.6)      (8.4)      (9.3)
Other                                                0.3        0.3        0.4
                                                    ----       ----       ----

Provision for income taxes                          26.7%      26.9%      26.1%
                                                    ====       ====       ====

7. SHAREHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK

      On September 2, 1994, the Company issued to Fund American 2,000,000 shares of Series A, non-dividend paying, voting, redeemable preferred stock having an aggregate liquidation preference of $700,000. The preferred stock is redeemable, at the option of the holder upon payment of the conversion price therefor, into an equal number of shares of common stock (subject to anti-dilutive adjustment). The conversion price per share (subject to anti-dilutive adjustment) is $29.65. The preferred stock will be redeemed (if then outstanding) on May 13, 2004 at a redemption price of $0.35 per share. Fund American is entitled to one vote per share of redeemable preferred stock, voting together as a single class with the holders of common stock on all matters upon which holders of common stock are entitled to vote. As the holder of the redeemable preferred stock, Fund American is not entitled to receive dividends or other distributions of any kind payable to shareholders of the Company, except that, in the event of the liquidation, dissolution or winding up of the Company, it is entitled to receive out of the assets of the Company available therefor, before any distribution or payment is made to the holders of common stock or to any other class of capital stock of the Company ranking junior to the Company's preferred stock, liquidation payments in the amount of $0.35 per share. Fund American may not transfer the redeemable preferred stock, except to one of its majority-owned subsidiaries.

      In May 1996, the Company repurchased 1,000,000 shares of its common stock from U S WEST for a purchase price of $26.50 per share. At the same time, the Company also entered into forward agreements with two financial institutions (the Counterparties) in respect of 1,750,000 shares (the Forward Shares) of the Company's common stock. Under the forward agreements, the Company has the obligation either: (i) to purchase the Forward Shares from the Counterparties for a price equal to $26.50 per share plus carrying costs or (ii) to direct the Counterparties to sell the Forward Shares, with the Company receiving any excess or making up any shortfall between the sale proceeds and $26.50 per share plus carrying costs in cash or additional shares, at its option. At the same time it entered into the forward agreements, the Company made the economic benefit and risk of 750,000 of these shares available for subscription by certain of the Company's employees and directors. When an individual participant exercises Forward Shares under the subscription program, the Company settles with the participant but does not necessarily close out the corresponding forward share position with the Counterparties. These settlements during 1998 and 1997 were $733,000 and $2,142,000, respectively. By the fourth quarter of 1997, such exercises by participants had increased the number of shares allocated to the Company from 1,000,000 shares to 1,187,800 shares. During the fourth quarter of 1997, the Company purchased 1,187,800 Forward Shares for $33,910,000 by exercising rights under the forward agreements. At December 31, 1998, 562,200 Forward Shares remained in the program. Of these, 33,078 shares were held for the benefit of the Company as a result of the repurchase of Forward Shares from employees and directors, and 529,122 shares continued to be held for the benefit of employees and directors. The Company has recognized compensation expense for the difference between the carrying cost and the market value at December 31, 1998, 1997 and 1996 of $2,495,000, $8,951,000 and $4,208,000, respectively.

      On November 3, 1998, the Company and XL closed a transaction to create two new Bermuda-based financial guaranty insurance companies. Each of the new companies has been initially capitalized with approximately $100,000,000. One company, Financial Security Assurance International Ltd., is an indirect subsidiary of FSA, and the other company, XL Financial Assurance Ltd, is a subsidiary of XL. The Company has a minority interest in the XL subsidiary, and XL has a minority interest in the FSA indirect subsidiary. In conjunction with forming the new companies, the Company and XL exchanged $80,000,000 of their respective common shares, with the Company delivering to XL 1,632,653 common shares out of treasury. Prior to the closing of the transaction with XL, the Company had entered into an agreement with an unrelated third party to sell for cash, at no gain or loss,

$60,000,000 of the XL shares. This $60,000,000 was used to fund, in part, the Company's investment in Financial Security Assurance International Ltd.

8. DIVIDENDS AND CAPITAL REQUIREMENTS

      Under New York Insurance Law, FSA may pay a dividend to the Company without the prior approval of the Superintendent of the New York State Insurance Department only from earned surplus subject to the maintenance of a minimum capital requirement. In addition, the dividend, together with all dividends declared or distributed by FSA during the preceding twelve months, may not exceed the lesser of 10% of its policyholders' surplus shown on FSA's last filed statement, or adjusted net investment income, as defined, for such twelve-month period. As of December 31, 1998, FSA had $65,726,000 available for the payment of dividends over the next twelve months. In addition, the Company holds $120,000,000 of surplus notes of FSA. Payments of principal or interest on such notes may be made with the approval of the New York Insurance Department.

      In 1998, FSA repurchased $8,500,000 of its shares from its parent, representing the balance remaining of $75,000,000 that had been approved for repurchase by the New York Insurance Department.

9. CREDIT ARRANGEMENTS AND ADDITIONAL CLAIMS-PAYING RESOURCES

      FSA has a credit arrangement aggregating $150,000,000 at December 31, 1998, which is provided by commercial banks and intended for general application to transactions insured by the Subsidiaries. At December 31, 1998, there were no borrowings under this arrangement, which expires on November 23, 1999. In addition, there are credit arrangements assigned to specific insured transactions. In August 1994, FSA entered into a facility agreement with Canadian Global Funding Corporation and Hambros Bank Limited. Under the agreement, which expires in August 2004, FSA can arrange financing for transactions subject to certain conditions. The amount of this facility was $186,911,000, of which $44,974,000 was unutilized at December 31, 1998.

      FSA has a standby line of credit commitment in the amount of $240,000,000 with a group of international Aaa/AAA-rated banks to provide loans to FSA after it has incurred, during the term of the facility, cumulative municipal losses (net of any recoveries) in excess of the greater of $230,000,000 or 5.75% of average annual debt service of the covered portfolio. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations in the covered portfolio, including certain installment premiums and other collateral. This commitment has a term beginning on April 30, 1997 and expiring on April 30, 2004 and contains an annual renewal provision subject to approval by the banks. No amounts have been utilized under this commitment as of December 31, 1998.

      On September 18, 1997, the Company issued $130,000,000 of 7.375% Senior Quarterly Income Debt Securities (Senior QUIDS) due September 30, 2097 and callable without premium or penalty on or after September 18, 2002. Interest on these notes is paid quarterly beginning on December 31, 1997. Debt issuance costs of $4,320,000 are being amortized over the life of the debt. The Company used the proceeds to repay $30,000,000 of outstanding notes, to augment capital in the Subsidiaries, to repurchase Forward Shares (see Note 7) and for general corporate purposes.

      On November 13, 1998, the Company issued $100,000,000 of 6.95% Senior QUIDS due November 1, 2098 and callable without premium or penalty on or after November 1, 2003. Interest is paid quarterly beginning on February 1, 1999. Debt issuance costs of $3,375,000 are being amortized over the life of the debt. The Company used the proceeds to augment capital in the Subsidiaries and for general corporate purposes.

10. EMPLOYEE BENEFIT PLANS

      The Subsidiaries maintain both a qualified and a non-qualified non-contributory defined contribution pension plan for the benefit of all eligible employees. The Subsidiaries' contributions are based upon a fixed percentage of employee compensation. Pension expense, which is funded as accrued, amounted to $2,584,000, $2,535,000 and $2,215,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

      The Subsidiaries have an employee retirement savings plan for the benefit of all eligible employees. The plan permits employees to contribute a percentage of their salaries up to limits prescribed by the Internal Revenue Service (IRS Code, Section 401(k)). The Subsidiaries' contributions are discretionary, and none have been made.

      Pursuant to the 1993 Equity Participation Plan, 1,810,780 shares of common stock, subject to anti-dilutive adjustment, were reserved for awards of options, restricted shares of common stock, and performance shares to employees for the purpose of providing, through the grant of long-term incentives, a means to attract and retain key personnel and to provide to participating officers and other key employees long-term incentives for sustained high levels of performance. Shares available under the 1993 Equity Participation Plan were increased from 1,810,780 to 2,110,780 in December 1995. The 1993 Equity Participation Plan also contains provisions that permit the Human Resources Committee to pay all or a portion of employees' bonuses in the form of shares of common stock credited to the employees at a 15% discount from current market value and paid to employees five years from the date of award. Up to an aggregate of 10,000,000 shares may be allocated to such equity bonuses. Common stock to pay performance shares, stock options and equity bonus awards is acquired by the Company through open-market purchases by a trust established for such purpose.

      Performance shares are awarded under the Company's 1993 Equity Participation Plan. The Plan authorizes the discretionary grant of performance shares by the Human Resources Committee to key employees of the Company and its subsidiaries. The number of shares of the Company's common stock earned for each performance share depends upon the attainment by the Company of certain growth rates of adjusted book value per outstanding share over a three-year period. At each payout date, each performance share is adjusted to pay out from zero up to two common shares. No common shares are paid out if the compound annual growth rate of the Company's adjusted book value per outstanding share was less than 7%. Two common shares per performance share are paid out if the compound annual growth rate was 19% or greater. Payout percentages are interpolated for compound annual growth rates between 7% and 19%.

      Performance shares granted under the 1993 Equity Participation Plan were as follows:

           Outstanding      Granted       Earned      Forfeited     Outstanding      Market
          at Beginning       During       During        During         at End       Price at
             of Year        the Year     the Year      the Year       of Year      Grant Date
             -------        --------     --------      --------       -------      ----------
1996       1,109,150        282,490           --        17,300       1,374,340      $25.2500
1997       1,374,340        253,057      201,769        59,253       1,366,375       35.5000
1998       1,366,375        273,656      229,378        26,145       1,384,508       46.0625

      The Company applies APB Opinion 25 and related Interpretations in accounting for its performance shares. The Company estimates the final cost of these performance shares and accrues for this expense over the performance period. The accrued expense for the performance shares was $40,862,000, $29,500,000 and $13,741,000 for the years ended December 31, 1998, 1997 and
1996, respectively. In tandem with this accrued expense, the Company estimates those performance shares that it expects to settle in stock and records this amount in shareholders' equity as deferred compensation. The remainder of the accrual, which represents the amount of performance shares that the Company estimates it will settle in cash, is recorded in accrued expenses and other liabilities. In 1996, the Company adopted disclosure provisions of SFAS No. 123. Had the compensation cost for the Company's performance shares been determined based upon the provisions of SFAS No. 123, there would have been no effect on the Company's reported net income and earnings per share.

      In November 1994, the Company appointed an independent trustee authorized to purchase shares of the Company's common stock in open market transactions, at times and prices determined by the trustee. These purchases are intended to fund future obligations relating to equity bonuses, performance shares and stock options under the 1993 Equity Participation Plan and other employee benefit plans and are presented as treasury stock in these financial statements. During 1998, 1997 and 1996, the total number of shares purchased by the trust was 496,940, 162,573 and 529,131, respectively, at a cost of $23,907,000, $5,434,000 and $14,111,000, respectively. In 1996, the Company also repurchased stock from its employees in satisfaction of withholding taxes on shares distributed under its restricted stock plan.

      The Company does not currently provide post-retirement benefits, other than under its defined contribution plans, to its employees, nor does it provide post-employment benefits to former employees other than under its severance plans.

11. COMMITMENTS AND CONTINGENCIES

      The Company and its Subsidiaries lease office space and equipment under non-cancelable operating leases, which expire at various dates through 2005.

      Future minimum rental payments are as follows (in thousands):

           Year Ended December 31,
           -----------------------
                     1999                            $ 2,489
                     2000                              2,327
                     2001                              2,014
                     2002                              1,739
                     2003                              1,739
                  Thereafter                           3,333
                                                     -------

                    Total                            $13,641
                                                     =======

      Rent expense for the years ended December 31, 1998, 1997 and 1996 was $4,372,000, $4,067,000 and $3,816,000, respectively.

      During the ordinary course of business, the Company and its Subsidiaries become parties to certain litigation. Management believes that these matters will be resolved with no material impact on the Company's financial position, results of operations or cash flows.

12. REINSURANCE

      The Subsidiaries reinsure portions of their risks with affiliated (see
Note 14) and unaffiliated reinsurers under quota share and first-loss treaties and on a facultative basis. The Subsidiaries' principal ceded reinsurance program consisted in 1998 of two quota share treaties, one first-loss treaty and four automatic facultative facilities. One treaty covered all of the Subsidiaries' approved regular lines of business, except U.S. municipal obligation insurance. Under this treaty in 1998, the Subsidiaries ceded 6.75% of each covered policy, up to a maximum of $13,500,000 insured principal per policy. At their sole option, the Subsidiaries could have increased, and in certain instances did increase, the ceding percentage to 13.5% up to $27,000,000 of each covered policy. A second treaty covered the Subsidiaries' U.S. municipal obligation insurance business. Under this treaty in 1998, the Subsidiaries ceded 6% of each covered policy that is classified by the Subsidiaries as providing U.S. municipal bond insurance as defined by Article 69 of the New York Insurance Law up to a limit of $16,000,000 per single risk, which is defined by revenue source. At their sole option, the Subsidiaries could have increased, and in certain instances did increase, the ceding percentage to 30% up to $80,000,000 per single risk. These cession percentages under both treaties were reduced on smaller-sized transactions. The first-loss treaty applied to qualifying U.S. mortgage-backed transactions. Under the four automatic facultative facilities in 1998, the Subsidiaries at their option could allocate up to a specified amount for each reinsurer (ranging from $4,000,000 to $40,000,000 depending on the reinsurer) for each transaction, subject to limits and exclusions, in exchange for which the Subsidiaries agreed to cede in the aggregate a specified percentage of gross par insured by the Subsidiaries. Each of the quota share treaties and automatic facultative facilities allowed the Subsidiaries to withhold a ceding commission to defray their expenses. The Subsidiaries also employed non-treaty quota share and first-loss facultative reinsurance on various transactions in 1998.

      In the event (which management considers to be highly unlikely) that any or all of the reinsuring companies were unable to meet their obligations to the Subsidiaries, the Subsidiaries would be liable for such defaulted amounts. The Subsidiaries have also assumed reinsurance of municipal obligations from unaffiliated insurers.

Amounts reinsured were as follows (in thousands):


                                                      Year Ended December 31,
                                                      -----------------------
                                                     1998       1997      1996
                                                     ----       ----      ----
Written premiums ceded                             $99,413    $63,513   $55,965
Written premiums assumed                               935      1,352     1,873

Earned premiums ceded                               55,939     41,713    38,723
Earned premiums assumed                              4,271      5,121     6,020

Loss and loss adjustment expense payments ceded     22,619      2,862    29,408
Loss and loss adjustment expense payments assumed        3          2         3

Incurred (recovered) losses and loss adjustment
   expenses ceded                                   (4,673)     3,605    (2,249)
Incurred (recovered) losses and loss adjustment
   expenses assumed                                   (139)       161        38

                                                              December 31,
                                                              ------------
                                                           1998          1997
                                                           ----          ----
Principal outstanding ceded                            $32,914,844   $24,547,361
Principal outstanding assumed                            1,360,916     1,670,468

Deferred premium revenue ceded                             217,096       173,123
Deferred premium revenue assumed                            10,799        14,128

Loss and loss adjustment expense reserves ceded              3,907        30,618
Loss and loss adjustment expense reserves assumed              723           865

13. OUTSTANDING EXPOSURE AND COLLATERAL

      The Company's policies insure the scheduled payments of principal and interest on asset-backed and municipal obligations. The principal amount insured (in millions) as of December 31, 1998 and 1997 (net of amounts ceded to other insurers) and the terms to maturity are as follows:

                             December 31, 1998             December 31, 1997
                             -----------------             -----------------
Terms to Maturity       Asset-Backed     Municipal    Asset-Backed     Municipal
-----------------       ------------     ---------    ------------     ---------
0 to 5 Years               $ 8,468        $ 2,756        $ 7,553        $ 2,230
5 to 10 Years                7,516          7,495          5,637          5,683
10 to 15 Years               5,661         12,427          2,858          8,257
15 to 20 Years                 670         20,265            524         14,340
20 Years and Above          15,308         24,107         11,917         16,479
                           -------        -------        -------        -------

            Total          $37,623        $67,050        $28,489        $46,989
                           =======        =======        =======        =======

      The principal amount ceded as of December 31, 1998 and 1997 and the terms to maturity are as follows (in millions):

                             December 31, 1998             December 31, 1997
                             -----------------             -----------------
Terms to Maturity       Asset-Backed     Municipal    Asset-Backed     Municipal
-----------------       ------------     ---------    ------------     ---------
0 to 5 Years               $ 2,727        $ 1,157        $ 3,828        $   965
5 to 10 Years                1,859          2,143          2,118          1,693
10 to 15 Years               1,116          3,022            553          2,078
15 to 20 Years                 591          4,852            257          3,005


20 Years and Above           3,230         12,218          3,373          6,677
                           -------        -------        -------        -------
            Total          $ 9,523        $23,392        $10,129        $14,418
                           =======        =======        =======        =======

        The Company limits its exposure to losses from writing financial guarantees by underwriting investment-grade obligations, diversifying its portfolio and maintaining rigorous collateral requirements on asset-backed obligations, as well as through reinsurance. The gross principal amounts of insured obligations in the asset-backed insured portfolio are backed by the following types of collateral (in millions):

                                         Net of Amounts Ceded        Ceded
                                             December 31,         December 31,
                                             ------------         ------------
Types of Collateral                          1998     1997        1998     1997
-------------------                          ----     ----        ----     ----
Residential mortgages                      $15,647  $12,928     $ 3,324  $ 3,665
Consumer receivables                        12,539   10,659       3,663    4,601
Government securities                          821      787         267      120
Pooled corporate obligations                 6,776    3,004       1,388      540
Commercial mortgage portfolio:
   Commercial real estate                       15       98          49      418
   Corporate secured                            42       55         314      481
Investor-owned utility obligations             757      643         464      229
Other asset-backed obligations               1,026      315          54       75
                                           -------  -------     -------  -------

          Total asset-backed obligations   $37,623  $28,489     $ 9,523  $10,129
                                           =======  =======     =======  =======

      The asset-backed insured portfolio, which aggregated $47,146,604,000 of principal before reinsurance at December 31, 1998, was collateralized by assets with an estimated fair value of $53,754,485,000. At December 31, 1997, it aggregated $38,618,244,000 of principal before reinsurance and was collateralized by assets with an estimated fair value of $44,382,716,000. Such estimates of fair value are calculated at the inception of each insurance policy and are changed only in proportion to changes in exposure. At December 31, 1998, the estimated fair value of collateral and reserves over the principal insured averaged from 110% for commercial real estate to 181% for corporate secured obligations. At December 31, 1997, the estimated fair value of collateral and reserves over the principal insured averaged from 100% for commercial real estate to 172% for corporate secured obligations. Collateral for specific transactions is generally not available to pay claims related to other transactions. The amounts of losses ceded to reinsurers are determined net of collateral.

      The gross principal amount of insured obligations in the municipal insured portfolio includes the following types of issues (in millions):

                                             Net of Amounts Ceded        Ceded
                                                  December 31,        December 31,
                                                  ------------        ------------
Types of Issues                                  1998      1997      1998      1997
---------------                                  ----      ----      ----      ----
General obligation bonds                       $25,337   $17,101   $ 4,517   $ 3,182
Housing revenue bonds                            2,509     1,770     1,108       955
Municipal utility revenue bonds                  9,218     5,892     5,489     2,294
Health care revenue bonds                        5,812     3,924     3,348     2,175
Tax-supported bonds (non-general obligation)    14,731    11,210     5,238     3,526
Transportation revenue bonds                     2,937     1,972     2,154     1,041
Other municipal bonds                            6,506     5,120     1,538     1,245
                                               -------   -------   -------   -------

              Total municipal obligations      $67,050   $46,989   $23,392   $14,418
                                               =======   =======   =======   =======

      In its asset-backed business, the Company considers geographic concentration as a factor in underwriting insurance covering securitizations of pools of such assets as residential mortgages or consumer receivables. However, after the initial issuance of an insurance policy relating to such securitization, the geographic concentration of the underlying assets may not remain fixed over the life of the policy. In addition, in writing insurance for other types of asset-backed obligations, such as securities primarily backed by government or corporate debt, geographic concentration is not deemed by the Company to be significant given other more relevant measures of diversification such as issuer or industry.

      The Company seeks to maintain a diversified portfolio of insured municipal obligations designed to spread its risk across a number of geographic areas. The following table sets forth, by state, those states in which municipalities located therein issued an aggregate of 2% or more of the Company's net par amount outstanding of insured municipal securities as of December 31, 1998:

                                 Net Par       Percent of Total      Ceded Par
                      Number      Amount       Municipal Net Par       Amount
       State        of Issues  Outstanding    Amount Outstanding    Outstanding
       -----        ---------  -----------    ------------------    -----------
                              (in millions)                        (in millions)
California             517       $10,233             15.3%            $ 3,103
New York               388         5,836              8.7               4,137
Pennsylvania           356         4,821              7.2                 834
Texas                  414         4,128              6.1               1,441
Florida                130         4,091              6.1               1,616
New Jersey             275         3,475              5.2               1,486
Illinois               359         3,125              4.7                 628
Massachusetts          126         2,259              3.4                 976
Michigan               217         2,161              3.2                 511
Wisconsin              252         1,685              2.5                 228
Indiana                103         1,461              2.2                 162
Minnesota              146         1,340              2.0                 191
All Other States     1,453        20,993             31.3               6,812
Non-U.S                 32         1,442              2.1               1,267
                     -----       -------            -----             -------

             Total   4,768       $67,050            100.0%            $23,392
                     =====       =======            =====             =======

14. RELATED PARTY TRANSACTIONS

      The Subsidiaries ceded premiums of $23,838,000, $21,216,000 and $19,890,000 to Tokio Marine for the years ended December 31, 1998, 1997 and 1996, respectively. The amounts included in prepaid reinsurance premiums at December 31, 1998 and 1997 for reinsurance ceded to Tokio Marine were $62,422,000 and $53,603,000, respectively. Reinsurance recoverable on unpaid losses ceded to Tokio Marine was $612,000 and $613,000 at December 31, 1998 and 1997, respectively. The Subsidiaries ceded losses and loss adjustment expenses of $603,000, $1,095,000 and $232,000 to Tokio Marine for the years ended December 31, 1998, 1997 and 1996, respectively. The Subsidiaries ceded premiums of $7,297,000 and $15,000 to X.L. Insurance Company, Ltd., a subsidiary of XL, for the years ended December 31, 1998 and 1997, respectively. The amounts included in prepaid reinsurance premiums at December 31, 1998 and 1997 for reinsurance ceded to X.L. Insurance Company, Ltd. were $5,306,000 and $6,000, respectively.

      The Subsidiaries ceded premiums of $25,862,000, $16,890,000 and $15,409,000 on a quota share basis to affiliates of MediaOne (Enhance Reinsurance Company, Asset Guaranty Insurance Company and Commercial Reinsurance Company) for the years ended December 31, 1998, 1997 and 1996, respectively. The amounts included in prepaid reinsurance premiums for reinsurance ceded to these affiliates were $61,088,000 and $51,980,000 at December 31, 1998 and 1997,
respectively. The amounts of reinsurance recoverable on unpaid losses ceded to these affiliates at December 31, 1998 and 1997 were $1,755,000 and $24,195,000, respectively. The Subsidiaries ceded losses and loss adjustment expenses (recoveries) of $(11,956,000), $2,105,000 and $(3,316,000) to these affiliates for the years ended December 31, 1998, 1997 and 1996, respectively.

15. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following estimated fair values have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret the data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Bonds -- The carrying amount of bonds represents fair value. The fair value of bonds is based upon quoted market price.

      Short-term investments -- The carrying amount is fair value, which approximates cost due to the short maturity of these instruments.

      Cash, receivable for investments sold and payable for investments purchased -- The carrying amount approximates fair value because of the short maturity of these instruments.

      Investments in unconsolidated affiliates -- The carrying amount is fair value due to accounting for these investments on the equity basis.

      Deferred premium revenue, net of prepaid reinsurance premiums -- The carrying amount of deferred premium revenue, net of prepaid reinsurance premiums, represents the Company's future premium revenue, net of reinsurance, on policies where the premium was received at the inception of the insurance contract. The fair value of deferred premium revenue, net of prepaid reinsurance premiums, is an estimate of the premiums that would be paid under a reinsurance agreement with a third party to transfer the Company's financial guaranty risk, net of that portion of the premiums retained by the Company to compensate it for originating and servicing the insurance contract.

      Installment premiums -- Consistent with industry practice, there is no carrying amount for installment premiums since the Company will receive premiums on an installment basis over the term of the insurance contract. Similar to deferred premium revenue, the fair value of installment premiums is the estimated present value of the future contractual premium revenues that would be paid under a reinsurance agreement with a third party to transfer the Company's financial guaranty risk, net of that portion of the premium retained by the Company to compensate it for originating and servicing the insurance contract.

      Losses and loss adjustment expenses, net of reinsurance recoverable on unpaid losses -- The carrying amount is fair value, which is the present value of the expected cash flows for specifically identified claims and potential losses in the Company's insured portfolio.

                                                          December 31, 1998                       December 31, 1997
                                                          -----------------                       -----------------
(In thousands)                                        Carrying         Estimated             Carrying          Estimated
                                                       Amount          Fair Value             Amount           Fair Value
                                                       ------          ----------             ------           ----------
Assets:
   Bonds                                             $1,708,040        $1,708,040           $1,268,158         $1,268,158
   Short-term investments                                98,554            98,554              132,931            132,931
   Cash                                                   3,490             3,490               12,475             12,475
   Receivable for securities sold                         1,655             1,655               20,623             20,623
   Investment in unconsolidated affiliates               29,496            29,496                   --                 --

Liabilities:
   Deferred premium revenue, net of
      prepaid reinsurance premiums                      504,603           417,130              422,073            347,855
   Losses and loss adjustment expenses,
      net of reinsurance recoverable on
      unpaid losses                                      60,040            60,040               44,799             44,799
   Notes payable                                        230,000           232,736              130,000            131,612
   Payable for investments purchased                    105,859           105,859               72,979             72,979

Off-balance-sheet instruments:
   Installment premiums                                      --           163,239                   --            116,888

16. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

      The Company's liability for losses and loss adjustment expenses consists of the case basis and general reserves. Activity in the liability for losses and loss adjustment expenses is summarized as follows (in thousands):

                                                             Year Ended December 31,
                                                             -----------------------
                                                          1998        1997        1996
                                                          ----        ----        ----
Balance at January 1                                    $ 75,417    $ 72,079    $111,759

Less reinsurance recoverable                              30,618      29,875      61,532
                                                        --------    --------    --------
Net balance at January 1                                  44,799      42,204      50,227

Incurred losses and loss adjustment expenses:
       Current year                                        8,049       5,400       5,300
       Prior years                                        (4,100)      3,756       1,574

Recovered (paid) losses and loss adjustment expenses:
       Current year                                         (192)     (2,850)         --
       Prior years                                        11,484      (3,711)    (14,897)
                                                        --------    --------    --------
Net balance December 31                                   60,040      44,799      42,204

Plus reinsurance recoverable                               3,907      30,618      29,875
                                                        --------    --------    --------
     Balance at December 31                             $ 63,947    $ 75,417    $ 72,079
                                                        ========    ========    ========

      During 1996, the Company increased its general reserve by $6,874,000, of which $5,300,000 was for originations of new business and $1,574,000 was to reestablish a portion of the general reserve that had previously been transferred to case basis reserves. During 1996, the Company transferred $9,012,000 from its general reserve to case basis reserves associated predominantly with certain residential mortgage and timeshare receivables transactions. Giving effect to these transfers, the general reserve totaled $29,660,000 at December 31, 1996.

      During 1997, the Company increased its general reserve by $9,156,000, of which $5,400,000 was for originations of new business and $3,756,000 was to reestablish a portion of the general reserve that had previously been transferred to case basis reserves. During 1997, the Company transferred $4,503,000 from its general reserve to case basis reserves associated predominantly with certain residential mortgage transactions. Giving effect to these transfers, the general reserve totaled $34,313,000 at December 31, 1997.

      During 1998, the Company increased its general reserve by $3,949,000, of which $8,049,000 was for originations of new business offset by a $4,100,000 decrease in the amount needed to fund the general loss reserve because of recoveries on certain commercial mortgage transactions. During 1998, the Company transferred $18,403,000 to its general reserve from case basis reserves due to those recoveries on commercial mortgage transactions. Also during 1998, the Company transferred $9,414,000 from its general reserve to case basis reserves associated predominantly with certain consumer receivable transactions. Giving effect to these transfers, the general reserve totaled $47,251,000 at December 31, 1998.

      Reserves for losses and loss adjustment expenses are discounted at risk-free rates for the general reserve and for the case basis reserves at rates between 5.5% and 6.1%. The amount of discount taken was approximately $16,029,000, $19,779,000 and $17,944,000 at December 31, 1998, 1997 and 1996,
respectively.

17. QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (1)

(In thousands, except share data)                     First          Second          Third         Fourth         Full Year
                                                      -----          ------          -----         ------         ---------
1998
   Gross premiums written                            $54,338         $89,242        $77,024        $98,662         $319,266
   Net premiums written                               37,947          62,121         54,462         65,323          219,853
   Net premiums earned                                31,921          32,452         32,618         40,936          137,927
   Net investment income                              18,683          19,255         19,710         21,175           78,823
   Losses and loss adjustment expenses                 1,047           1,047          1,046            809            3,949
   Income before taxes                                32,817          36,184         48,016         40,234          157,251
             Net income                               24,314          26,739         34,604         29,699          115,356
   Basic earnings per common share                      0.84            0.92           1.20           1.00             3.96
   Diluted earnings per common share                    0.81            0.88           1.15           0.96             3.77

1997
   Gross premiums written                            $41,111         $90,995        $42,470        $61,815         $236,391
   Net premiums written                               27,184          67,495         28,911         49,288          172,878
   Net premiums earned                                24,774          27,561         27,204         29,972          109,511
   Net investment income                              16,361          17,121         17,920         20,683           72,085
   Losses and loss adjustment expenses                 2,285           2,156          2,426          2,289            9,156
   Income before taxes                                27,054          31,517         31,680         39,297          129,548
             Net income                               20,113          22,931         23,183         28,457           94,684
   Basic earnings per common share                      0.67            0.76           0.77           0.95             3.16
   Diluted earnings per common share                    0.65            0.75           0.75           0.92             3.06

(1) See Note 2 regarding the restatement of the financial statements relating to the accounting for the forward share purchase agreements. The effect of the restatement was to (decrease) increase the amounts previously reported as shown:

--------------------------------------------------------------------------------
(in thousands, except share data)
1998                                      First     Second     Third      Fourth
--------------------------------------------------------------------------------
Income before taxes                    ($3,277)   ($2,019)    $5,566    ($2,765)
--------------------------------------------------------------------------------
Net income                              (2,130)    (1,313)     3,618     (1,797)
--------------------------------------------------------------------------------
Basic earnings per common share           (.07)      (.05)       .12       (.06)
--------------------------------------------------------------------------------
Diluted earnings per common share         (.07)      (.04)       .12       (.06)
--------------------------------------------------------------------------------

1997                                      First     Second     Third      Fourth
--------------------------------------------------------------------------------
Income before taxes                      ($213)    (3,540)   (6,218)       1,020
--------------------------------------------------------------------------------
Net income                                (138)    (2,301)   (4,041)         663
--------------------------------------------------------------------------------
Basic earnings per common share              -       (.08)     (.14)         .02
--------------------------------------------------------------------------------
Diluted earnings per common share         (.01)      (.07)     (.13)         .02
--------------------------------------------------------------------------------

18. EARNINGS PER SHARE

      In 1997, the Company adopted SFAS No. 128 specifying the computation, presentation and disclosure requirements for EPS. The new standard defines "basic" and "diluted" earnings per share. Basic earnings per share are based on average basic shares outstanding, which is calculated by adding shares earned but not issued under the Company's equity bonus and performance share programs to the average common shares outstanding. Diluted earnings per share are based on average diluted shares outstanding, which is calculated by adding shares contingently issuable under stock options, the performance share program and the Company's redeemable preferred stock to the average basic shares outstanding. The calculations of average basic and diluted common shares outstanding are as follows (in thousands):

                                                         Year Ended December 31,
                                                         -----------------------
                                                         1998     1997     1996
                                                         ----     ----     ----
Average common shares outstanding                       28,854   29,858   30,547
   Shares earned but unissued under stock-based
      compensation plans                                   248      170       80
                                                        ------   ------   ------
Average basic common shares outstanding                 29,102   30,028   30,627
   Shares contingently issuable under:
      Stock-based compensation plans                       622      395      268
      Redeemable preferred stock                           875      490       --
                                                        ------   ------   ------
Average diluted common shares outstanding               30,599   30,913   30,895

19. RECENTLY ISSUED ACCOUNTING STANDARD

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective January 1, 2000.

      The Company is in the process of determining the effect of these standards on its financial statements, but management does not believe that it will have a material effect on the Company's financial condition.

20. INVESTMENTS IN UNCONSOLIDATED AFFILIATES

      The Company accounts for investments in two companies on the equity basis. In June 1998, the Company invested $10,000,000 to purchase a 25% interest in Fairbanks Capital Holding Corp., which buys, sells and services residential mortgages. In November 1998, the Company invested $19,900,000 to purchase a 19.9% interest in XL Financial Assurance Ltd, a financial guaranty insurance subsidiary of XL (see Note 7). In 1998, the Company recognized equity losses of $548,000 and goodwill amortization of $240,000 on its Fairbanks Capital Holding Corp. investment and equity income of $332,000 on its XL Financial Assurance Ltd investment.

21. MINORITY INTEREST IN SUBSIDIARY

      In November 1998, the Company sold to XL, for $20,000,000, a 20% interest in Financial Security Assurance International Ltd., FSA's newly formed Bermuda-based financial guaranty subsidiary (see Note 7). This interest is in the form of Cumulative Participating Voting Preferred Shares, which in total have a minimum fixed dividend of $1,000,000 per annum. For the period ended December 31, 1998, the Company recognized minority interest of $388,000.